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                                                                   EXHIBIT 10.41

09/01/98  DLM/TTM                                                       02/01/92
09/10/98  DLM/JFW
09/15/98  DLM/JFW

                                  OFFICE LEASE
                              SCOTTSDALE SPECTRUM

     THIS INDENTURE OF LEASE (the "Lease"), dated as of the 7th day of October, 1998, by and between SCOTTSDALE SPECTRUM, L.L.C., an Arizona limited liability company, owner of the Office Complex (as hereinafter defined), hereinafter referred to as "Lessor", and BUSINESS RESOURCE GROUP, a California corporation, hereinafter referred to as "Lessee".

                                  WITNESSETH:

     That Lessor, in consideration of the rents and covenants hereinafter set forth, does hereby lease and let unto Lessee, and Lessee does hereby hire and take from Lessor, that certain space shown and designated on the floor plan attached hereto and made a part hereof as Exhibit A, which space shall consist of approximately 4,212 rentable square feet and shall be located on the first floor of the Office complex at 6720 North Scottsdale Road, Scottsdale, Arizona 85253, and known as Scottsdale Spectrum. The aforesaid space leased and let unto Lessee is hereinafter referred to as the "Premises"; the land (including all easement areas appurtenant thereto) upon which the building ("Building") of which the Premises are a part is hereinafter referred to as the "Property"; and the Property and all buildings and improvements and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, if any, are hereinafter called the "Office Complex".

     Lessee hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any encumbrances, covenants, conditions, restrictions and other matters of record and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.

     TO HAVE AND TO HOLD THE SAME PREMISES, without any liability or obligation on the part of Lessor to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, for a term of five (5) years, zero (0) months, commencing on the first (1st) day of January, 1999, and ending on the thirty-first (31st) day of December, 2003, unless sooner terminated, in the manner provided hereinafter, to be occupied and used by Lessee for office purposes and for no other purpose, subject to the covenants and agreements hereinafter contained.

ARTICLE I. BASE RENT: In consideration of the leasing aforesaid, Lessee agrees to pay to Lessor, at c/o Opus West Management Corporation, 2415 East Camelback Road, Suite 840, Phoenix, Arizona 85016, Attention: Accounting Department or at such other place as Lessor from time to time may designate in writing, an annual rental equal to the product of the rentable area of the Premises multiplied by the rental rate for the applicable portion of the term of this Lease, as hereinafter set forth, which annual rental may sometimes hereinafter be referred to as the "Base Rent", payable monthly, in advance, in equal monthly installments, commencing on the first day of the term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term:



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

Applicable Portion        Annual Rental Rate Per             Annual
     of Term               Rentable Square Foot           Rental Rate
-------------------       ----------------------          -----------
Months 1 through 12               $24.00                  $101,088.00
Months 13 through 24              $25.00                  $105,300.00
Months 25 through 36              $26.00                  $109,512.00
Months 37 through 48              $27.00                  $113,724.00
Months 49 through 60              $28.00                  $117,936.00

If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

ARTICLE II. ADDITIONAL RENT: In addition to the Base Rent payable by Lessee under the provisions of Article I hereof, Lessee shall pay to Lessor "Additional Rent" as hereinafter provided for in this Article II. All sums under this Article II and all other sums and charges required to be paid by Lessee under this Lease (except Base Rent), however denoted, shall be deemed to be "Additional Rent". If any such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless or collectible as Additional Rent with the next installment of Base Rent falling due.

     For purposes of this Article II, the parties hereto agree upon the following Definitions:

          A. The term "Lease Year" shall mean each of those calendar years commencing with and including the year during which the term of this Lease commences, and ending with the calendar year during which the term of this Lease (including any extensions or renewals) terminates.

          B. The term "Real Estate Taxes" shall mean and include all personal property taxes of Lessor relating to Lessor's personal property located in the Office Complex and used or useful in connection with the operation and maintenance thereof, real estate taxes and installments of special assessments, including interest thereon, relating to the Property and the Office Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however, described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, against Lessor or all or any part of the Office Complex as a result of Lessor's ownership of the Property or the Office Complex, and payable during the respective Lease Year. It shall not include any net income tax, estate tax or inheritance tax.

          C.   [Intentionally omitted.]

          D. The term "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Property and the Office Complex as determined by Lessor's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, insurance premiums (including insurance premiums for rent insurance),



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               maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting (including the tubes, ballasts and starters of fluorescent parabolic lights), window washing, janitorial services, trash and rubbish removal, wages payable to employees of Lessor whose duties are connected with the operation and maintenance of the Property and the Office Complex (but only for the portion of their time allocable to work related to the Office Complex), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property and the Office Complex, all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property and the Office Complex, all payroll taxes, unemployment insurance costs, vacation allowances and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expense imposed on Lessor or its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Office Complex, reasonable attorneys' fees and costs in connection with appeal or contest of real estate or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of an office complex and not specifically set forth herein, including reasonable management fees and the costs of a building office at the Office Complex. The term "Operating Expenses" shall not include any capital improvement to the Office Complex other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, legal expenses incident to enforcement by Lessor of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of building superintendent, depreciation allowance or expense. Notwithstanding the foregoing, in the event Lessor installs equipment in or makes improvements or alterations to the Office Complex which are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses or which are required under any governmental laws, regulations or ordinances which were not required at the date of commencement of the term of this Lease, Lessor may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis. Operating Expenses shall also be deemed to include expenses incurred by Lessor in connection with city sidewalks adjacent to the Property and any pedestrian walkway system (either above or below ground) or other public facility to which Lessor or the Office Complex is from time to time subject in connection with operations of the Property and the Office Complex. The term "Operating Expenses" shall also include any assessments or fees or other charges imposed upon the Office Complex, or upon Lessor as a result of Lessor's ownership of the Office Complex, under any encumbrances, covenants, conditions, restrictions or other matters now


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              of record or hereafter recorded against the Office Complex.

       E. The term "Excess Real Estate Taxes and Operating Expenses" shall mean the sum of Real Estate Taxes and Operating Expenses for any applicable Lease Year in excess of the product of Seven and 50/100ths Dollars ($7.50) and the total rentable area of the Office Complex (the "Expense Stop").

       F. The term "Lessee's Pro Rata Share of Excess Real Estate Taxes and Operating Expenses" shall mean the product of (i) the percentage obtained by dividing the rentable area of the Premises by the rentable area of the Office Complex, and (ii) the Excess Real Estate Taxes and Operating Expenses for the applicable Lease Year; provided, however, the percentage used to calculate Lessee's Pro Rata Share of Excess Real Estate Taxes and Operating Expenses shall be amended each Lease Year to the greater of the following:
              (i) if the total rentable area leased in the Office Complex (pursuant to leases under which the term has commenced) is ninety-five percent (95%) or less than the rentable area of the Office Complex, the percentage shall be that which the rentable area of the Premises bears to ninety-five percent (95%) of the total rental area of the Office Complex for such Lease Year; or
              (ii) if the total rentable area leased in the Office Complex (pursuant to leases under which the term has commenced) is greater than ninety-five percent (95%), the percentage shall be that which the rentable area of the Premises bears to the actual rentable area of the Office Complex for such Lease Year. Rentable area shall in no event include basement storage space or garage space.

       G. Anything herein to the contrary notwithstanding, it is agreed that in the event the Office Complex is not fully occupied during any calendar year or any Lease Year, a reasonable and equitable adjustment shall be made by Lessor in computing the Operating Expenses for such year so that the Operating Expenses shall be adjusted to the amount that would have been incurred had the Office Complex been fully occupied during such year.

       As to each Lease Year during the term of this Lease, lessor shall estimate for each such Lease Year (i) the total amount of Excess Real Estate Taxes and Operating Expenses; (ii) Lessee's Pro Rata Share of Excess Real Estate Taxes and Operating Expenses; and (iii) the computation of the annual and monthly rental payable during such Lease Year as a result of increases or decreases in Lessee's Pro Rata Share of Excess Real Estate Taxes and Operating Expenses. Said estimate shall be in writing and shall be delivered or mailed to Lessee at the Premises.

       Lessee shall pay, as Additional Rent, the amount of Lessee's Pro Rata Share of Excess Real Estate Taxes and Operating Expenses for each Lease Year, so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. In the event that said estimate is delivered to Lessee after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

       From time to time during any applicable Lease Year, Lessor may re-estimate the amount of Excess Real Estate Taxes and Excess Operating Expenses and Lessee's Pro Rata Share thereof, and in such

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event Lessor shall notify Lessee, in writing, of such re-estimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the re-estimated amount over the balance of such Lease Year after giving credit for payments made by Lessee on the previous estimate.

       Upon completion of each Lease Year, Lessor shall cause its accountants to determine the actual amount of Excess Real Estate Taxes and Operating Expenses for such Lease Year and Lessee's Pro Rata Share thereof and deliver a written certification of the amounts thereof to Lessee after the end of each Lease Year. If Lessee has paid less than its Pro Rata Share of Excess Real Estate Taxes and Operating Expenses for any Lease Year, Lessee shall pay the balance of its Pro Rata Share of the same within ten (10) days after the receipt of such statement. If Lessee has paid more than its Pro Rata Share of Excess Real Estate Taxes and Operating Expenses for any Lease Year, Lessor shall, at Lessee's option, either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Lessor for its estimate of Lessee's Pro Rata Share of Excess Real Estate Taxes and Operating Expenses for the next following Lease Year. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Lessee or credits due Lessee as a result of the provisions of this Article II shall be adjusted accordingly.

       Further, Lessee shall pay, also as Additional Rent, all other sums and charges required to be paid by Lessee under this Lease, and any tax or excise on rents, gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, or any city or municipality, against Lessor in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Lessor's receipt of such rents or other charges accruing under this Lease; provided, however, Lessee shall have no obligation to pay net income taxes of Lessor.

ARTICLE III. LATE CHARGE AND OVERDUE AMOUNTS - RENT INDEPENDENT: Lessee shall pay to Lessor, as liquidated damages, a late charge equal to five percent (5%) of any amount not paid on the date when the same is due to compensate Lessor for its costs in connection with such late payment by Lessee. The assessment or collection of a late charge hereunder shall not constitute the waiver by Lessor of a default by Lessee under this Lease and shall not bar the exercise by Lessor of any rights or remedies available under this Lease. In addition, any installment of Base Rent, Additional Rent or other charges to be paid by Lessee accruing under the provisions of this Lease, which shall not be paid when due, shall bear interest at the rate of eighteen percent (18%) per annum from the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. Lessee's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Lessor. Base Rent and Additional Rent are sometimes collectively referred to as "rent". Rent shall be payable without deduction, offset, prior notice or demand, in lawful money of the United States.

ARTICLE IV. POSSESSION OF PREMISES: If Lessor shall be unable to give possession of the Premises on the date of the commencement of

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the term for any reason, Lessor shall not be subject to any claims, damages or liabilities for the failure to give possession on said date. Under said circumstances, the rent reserved and covenant to pay same shall not commence until possession of the Premises is given or the Premises are ready for occupancy, whichever is earlier. Failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of Lessee hereunder; provided, however, that if the date of commencement of the initial term is delayed beyond the scheduled commencement date, the expiration date of the initial term shall be extended to provide for a full five (5) year, zero (0) month initial term of this Lease. If Lessee is given and accepts possession of the Premises on a date earlier than the date above specified for commencement of the term, the rent reserved herein and all covenants, agreements and obligations herein and the term of this Lease shall commence on the date that possession of the Premises is given to Lessee.

       The acceptance of possession by Lessee shall be deemed conclusively to establish that the Premises and all other improvements of the Office Complex required to be constructed by Lessor for use thereof by Lessee hereunder have been completed at such time to Lessee's satisfaction and in conformity with the provisions of this Lease in all respects unless Lessee notifies Lessor in writing within sixty (60) days after commencement of the term as to any items not completed. Lessee waives any claim as to matters not listed in said notice. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises or the Office Complex or with respect to the suitability or fitness of either for the conduct of Lessee's business or for any other purpose. Nothing contained in this Article shall affect the commencement of the Lease term or the obligation of Lessee to pay any rent due under this Lease.

ARTICLE V. SERVICES: Subject to the provisions of Article II hereof, Lessor shall provide the following services on all days excepting Saturdays, Sundays, holidays, and as otherwise stated:

       A. Nightly janitorial services Monday through Friday in and about the Premises; provided, however, Lessor may, but shall not be obligated to, elect to furnish janitorial service on Saturday or Sunday in lieu of furnishing such service on Friday. The janitorial services furnished to the Premises shall include normal cleaning and upkeep services, normal removal of trash and rubbish, vacuuming and spot cleaning of carpeting, maintenance of towels, tissue and other restroom supplies and such other work as is customarily performed in connection with such nightly janitorial services in an office complex similar in construction, general location, use and occupancy to the Office Complex. Lessor shall also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Lessor's reasonable schedule.

       B. Electrical energy will be provided for lighting and operation of office machines, air conditioning, and heating as required for normal office usage during the normal working hours set forth in subparagraph C of this Article. Office machines will include electric typewriters and other office equipment of similar low electrical consumption. This does not include special lighting in excess of building standard (2.2 watts per square foot installed), or any other item of electrical equipment which singularly consumes more than 0.5 kilowatts per hour at rated capacity or requires a voltage other than one hundred twenty
              (120) volts single phase. If electrical consumption exceeds the requirement of normal office use as specified above (such as in a

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                computer room), Lessor reserves the right to include and Lessee shall pay upon receipt of invoice, a charge based on the average cost per unit of electricity for the Office Complex applied to the excess use determined by an engineer selected by Lessor and/or by submeter. At the option of either Lessor or Lessee, a submeter may be provided and installed at Lessee's expense, if allowable under law and local utility regulations. Lessee shall pay the cost of all equipment and of the installation of all facilities provided and installed by Lessor to provide such electrical capacity in excess of the normal office standards. Lessee shall not make any installation requiring excess electrical energy without first receiving Lessor's written consent thereto, which shall not be unreasonably withheld; and provided further that Lessee shall pay all costs of installation of facilities necessary to furnish such excess capacity and for such increased electrical usage. All electric lighting bulbs for specialized lighting within the Premises shall be replaced by Lessor at the expense of Lessee and shall be paid by Lessee upon receipt of invoice from Lessor as rent. The electrical service required of Lessor by this subparagraph B, and electricity for other uses consented to by Lessor, shall be available at all times subject to the requirement that Lessee pay for usage in excess of the electrical service to be provided pursuant to the terms of this subparagraph B.

        C. Heat and air conditioning, when necessary in Lessor's reasonable judgment; for normal comfort, from 7 o'clock A.M. to 6 o'clock P.M. on non-holiday weekdays, and on Saturdays which are not holidays, from 7 o'clock A.M. to 1 o'clock P.M. Air conditioning to the Premises is to be provided based on standard lighting and normal incidental office use only. During other hours, Lessor shall provide such amounts of heating and air conditioning upon reasonable advance notice from Lessee to Lessor, which advance notice shall not be less than twenty-four
                (24) hours; and Lessee, upon presentation of a bill therefor, shall pay Lessor for such service on an hourly basis at the then prevailing rates as established by Lessor. If such extended service is not a continuation of that service furnished during regular business hours as described above, Lessee shall pay for a minimum of three (3) hours of such service.

        D. Hot and cold water from the regular building outlets for lavatory and restrooms and for drinking purposes.

        E. Passenger elevator service in common with other tenants to be provided by automatica elevators. Lessor shall have the right to restrict the use of elevators for freight purposes to the freight elevator and to hours to be determined by Lessor. Lessor shall have the right to limit the number of elevators to be in operation on Saturdays, Sundays and holidays.

        F. Maintenance in good order, condition and repair of the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow. Lessor shall keep and maintain the landscaped area and parking facilities in a neat and orderly condition. Lessor reserves the right to designate areas of the appurtenant parking facilities where Lessee, its agents, employees and invitees shall park and may exclude Lessee and its agents, employees and invitees from parking in other areas as designated by Lessor; provided, however, Lessor shall not be liable to Lessee



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                for the failure of any tenant or its invitees, employees, agents or customers to abide by Lessor's designations or restrictions. Lessee is aware that Lessor may be required to designate certain parking stalls due to governmental request or order to accommodate car or van poolers.

        G. Lessee shall be solely responsible for the direct payment of all utilities which are separately metered or separately charged (electric, natural gas (if any), telephone, cable television (if any) and any other special utility requirements of Lessee), if any, to the Premises or to Lessee and shall make such payments to the respective utility companies prior to delinquency. Such amounts shall not be included as Operating Expenses.

        No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alternations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies, or other causes shall be deemed an eviction or disturbance of Lessee's use and possession, or render Lessor liable for damages, by abatement of rent or otherwise or relieve Lessee from any obligation herein set forth. In no event shall Lessor be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or laws, ordinances or regulations of governmental authority. Lessor reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

        Lessee shall not, without the prior written consent of Lessor, use any apparatus or device in or about the Premises which shall cause any substantial noise or vibration or which will increase the amount of electricity or water, if any, usually furnished or supplied for use of the Premises as general office space. Lessee shall not connect with electric current or water pipes, except through existing electrical or water outlets already in the Premises, any apparatus or device for the purposes of using electric current or water.

ARTICLE VI. INSURANCE: Lessor shall keep the Office Complex insured for the benefit of Lessor in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs and a commercially reasonable deductible) against:

        (a)     loss or damage by fire; and

        (b) such other risk or risks of a similar or dissimilar nature as are now or may be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion and such other coverage as may be deemed necessary by Lessor, provided such additional coverage is obtainable and provided such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex.

        These insurance provisions shall in no way limit or modify any of the obligations of Lessee under any provision of this Lease. Lessor agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessee, and Lessor waives, releases and discharges Lessee from all claims or demands whatsoever which

Lessor may have or acquire arising out of damage to or destruction of the Office Complex or loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessee or its agents, employees, customers or business invitees, or otherwise, and Lessor agrees to look to the insurance coverage only in the event of such loss. Notwithstanding the foregoing, Lessee shall be obligated to pay the rental called for hereunder in the event of damage to or destruction of the Premises or the Office Complex if such damage or destruction is occasioned by the negligence or fault of Lessee or its agents or employees. Insurance premiums paid thereon shall be a portion of the "Operating Expenses" described in Article II hereof. Notwithstanding the above, in the event a release of Lessee or waiver of subrogation as to Lessee (without invalidation of coverage) becomes generally unavailable in insurance policies as to commercial office projects similar to the Office Complex, the release and any waiver of subrogation above provided for shall cease upon written notice by Lessor to Lessee of such event. Thereafter, Lessee may, upon written notice to Lessor, require Lessor to secure a waiver of subrogation as to Lessee if (a) a right to waive subrogation as to Lessee thereafter becomes available without increased premium, or (b) a right to waive subrogation as to Lessee becomes available and Lessee pays any increased premium required in connection therewith.

     Lessee shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody or control of Lessee) and business interests which may be located in, upon or about the Premises insured for the benefit of Lessee in an amount equivalent to the full replacement value or insurable value thereof against:

     (a)  loss or damage by fire; and

     (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion and such other coverage as Lessee may deem appropriate or necessary.

     Lessee agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessor, and Lessee waives, releases and discharges Lessor and its agents, employees and contractors from all claims or demands whatsoever which Lessee may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessor or its agents, employees, contractors or otherwise, and Lessee agrees to look to the insurance coverage only in the event of such loss.

     Lessor shall, as a portion of the Operating Expenses defined in Article II, maintain, for its benefit and the benefit of its managing agent, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Office Complex, such insurance to afford protection to Lessor and its managing agent.

     Lessee shall, at Lessee's sole cost and expense but for the mutual benefit of Lessor, its managing agent and Lessee, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the

Premises, such insurance to afford protection to Lessor, its managing agent and Lessee to the Limit of not less than One Million and No/100 Dollars ($1,000,000.00) in respect to the injury or death to a single person, and to the limit of not less than Three Million and No/100 Dollars ($3,000,000.00) in respect to any one accident, and to the limit of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) in respect to any property damage. Such policies of insurance shall be written in companies reasonably satisfactory to Lessor, naming Lessor and its managing agent as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, shall be delivered to Lessor endorsed "Premium Paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to Lessor that the premium thereon has been paid. At such time as insurance limits required of tenants in office buildings in the area in which the Office Complex is located are generally increased to greater amounts, Lessor shall have the right to require such greater limits as may then be customary. Lessee agrees to include in such policy the contractual liability coverage insuring Lessee's indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Lessor. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

     Lessee agrees to indemnify, protect, defend and hold harmless Lessor and Lessor's partners, shareholders, employees, lender and managing agent harmless from and against any and all claims, losses, costs, liabilities, actions and damages, including without limitation attorneys' fees and costs, by or on behalf of any person or person, firm or firms, corporation or corporations, arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Lessee or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Lessee or its agents or employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and the Office Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

     Lessee agrees, to the extent not expressly prohibited by law, that Lessor and Lessor's agents, employees and servants shall not be liable, and Lessee waives all claims for damage to property and business sustained during the term of this Lease by Lessee occurring in or about the Office Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Office Complex or any part thereof, or from equipment or appurtenances becoming out of repair, or from accident, or from any occurrence or act or omission of Lessor, Lessor's agents, employees or servants, any tenant or occupant of the Office Complex or any other person. This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Office Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

      Anything herein to the contrary notwithstanding, in the event any damage to the Office Complex results from any act or omission of Lessee or its agents, employees or invitees, and all or any portion of Lessor's loss is within the "deductible" portion of Lessor's insurance coverage, Lessee shall pay to Lessor the amount of such deductible loss (not to exceed $1,000 per event). All property in the Office Complex or on the Premises belonging to Lessee or its agents, employees or invitees or otherwise located at the Premises, shall be at the risk of Lessee only, and Lessor shall not be liable for damage thereto or theft, misappropriation or loss thereof, and Lessee agrees to defend and hold Lessor and Lessor's agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect in any other way any fire or other insurance upon the Office Complex or any of its contents, or cause a cancellation of any insurance policy covering the Office Complex or any of its contents. Notwithstanding anything to the contrary contained herein, Lessee shall promptly, upon demand, reimburse Lessor for the full amount of any additional premium charged for such policy by reason of Lessee's failure to comply with the provisions of this paragraph, it being understood that such demand for reimbursement shall not be Lessor's exclusive remedy. Lessee shall promptly, upon demand, reimburse Lessor for any additional premium charged for any such policy by reason of Lessee's failure to comply with the provisions of this Article.

      In the event Lessee fails to provide Lessor with evidence of insurance required under this Article VI, Lessor may, but shall not be obligated to, without further demand upon Lessee, and without waiving or releasing Lessee from any obligation contained in this Lease, obtain such insurance and Lessee agrees to repay, upon demand, all such sums incurred by Lessor in effecting such insurance. All such sums shall become a part of the Additional Rent payable hereunder, but no such payment by Lessor shall relieve Lessee from any default under this Lease.

ARTICLE VII. CERTAIN RIGHTS RESERVED BY LESSOR: Lessor reserves the following rights exercisable without notice and without liability to Lessee and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession, or giving rise to any claim for setoff or abatement of rent:

      A. To control, install, affix and maintain any and all signs on the Property, or on the exterior of the Office Complex and in the corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises.

      B. To reasonably designate, limit, restrict and control any service in or to the Office Complex, including but not limited to the designation of sources from which Lessee may obtain sign painting and lettering. Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Lessee and other tenants occupying space in the Office Complex.

      C. To retain at all times and to use in appropriate instances keys to all doors within and into the Premises. No locks shall be charged without the prior written consent of Lessor. This provision shall not apply to Lessee's safes or other areas maintained by Lessee for the safety and security of monies, securities, negotiable instruments or similar items.

      D. To make repairs, improvements, alterations, additions or installations, whether structural or otherwise, in and about the Office Complex, or any part thereof, and for such purposes to enter upon the Premises, and during the continuation of any of said work, to temporarily close doors, entry ways, public spaces and corridors in the Office Complex and to interrupt or temporarily suspend services and facilities.

      E. To restrict or prohibit vending or dispensing machines of any kind in or about the Premises; provided, however, Lessor consents to the installation of vending machines in the pantry or kitchen areas of the Premises for the dispensing without charge of soda and other similar drinks and snack foods to Lessee's employees, clients and visitors.

      F. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Office Complex and to require all such items to be moved into and out of the Office Complex and the Premises only at such times and in such manner as Lessor shall direct in writing.


      G. To grant to anyone the exclusive rights to conduct any particular business or undertaking in the Office Complex other than general office use, including but not limited to the following businesses: banks, savings and loan associations, restaurants, cafeterias, candy and/or tobacco shops, and other stores selling retail products.

      Lessor and its agents may enter the Premises at any time in case of emergency and shall have the right to use any and all means which Lessor may deem proper to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Lessor in the event of an emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Lessee from the Premises or any portion thereof.

      Lessee shall permit Lessor and its agents, upon notice, to enter and pass through the Premises or any part thereof at reasonable times during normal business hours to: (a) post notices of nonresponsibility; and (b) exhibit the Premises to holders of encumbrances on the interest of Lessor under the Lease and to prospective purchasers, mortgagees or lessees of the Office Complex. If, during the last month of the Lease term, Lessee shall have removed substantially all of Lessee's property and personnel from the Premises, Lessor may enter the Premises and repair, alter, and redecorate the same, without abatement of rent and without liability to Lessee, and such acts shall have no effect on this Lease.

      All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement of rent. If Lessee shall fail to pay any sum of money (other than rent due Lessor) required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, including, but not limited to, the failure to commence and complete repairs promptly and adequately, and the failure to remove any liens or otherwise to perform any act or fulfill any obligation required of Lessee under this Lease, Lessor may, but shall not be obligated to do so, and without waiving or releasing Lessee from any obligations of Lessee, make any such payment or perform any such act on Lessee's part to be made or performed as in this Lease provided. All sums so paid by Lessor and all necessary incidental costs, together with an administrative charge in the amount of fifteen percent (15%) of any costs incurred by Lessor, and interest thereon at the rate set forth in
Article III accruing from the date paid
or incurred by Lessor until reimbursed to Lessor by Lessee, shall be payable to Lessor by Lessee as rent on demand and Lessee covenants to pay all such sums. Lessor shall have (in addition to any other right or remedy of Lessor) the same rights and remedies in the event of Lessee's nonpayment of such sums, as in the case of default by Lessee in the payment of rent to Lessor.

ARTICLE VIII. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make any improvements, alterations, additions or installations in or to the Premises (hereinafter referred to as "Work") without Lessor's prior written consent, which consent may be withheld in Lessor's sole discretion. Along with any request for Lessor's consent and before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Office Complex, Lessee shall furnish Lessor with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, an indemnification in such form and amount as may be reasonably satisfactory to Lessor, and a performance bond executed by a commercial surety reasonably satisfactory to Lessor in an amount equal to the cost of the Work and for the payment of all liens for labor and material arising therefrom. Lessee agrees to defend and hold Lessor forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said improvements, alterations, additions or installations. All Work shall be done only by contractors or mechanics reasonably approved by Lessor and at such time and in such manner as Lessor may from time to time reasonably designate. All Work done by Lessee or its agents, employees or contractors shall be done in such a manner as to avoid labor disputes. Lessee shall pay the cost of all such improvements, alterations, additions or installations (including a reasonable charge for Lessor's services and for Lessor's inspection and engineering time) and the cost of painting, restoring or repairing the Premises and the Office Complex occasioned by such improvements, alterations, additions or installations. Upon completion of the Work, Lessee shall furnish Lessor with contractor's affidavits, full and final waivers of liens and receipted bills covering all labor and materials expended and used. The Work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Lessee shall permit Lessor to inspect construction operations in connection with the Work. Lessee shall not be allowed to make any improvements, alterations, additions or installations if such action results or would result in a labor dispute or otherwise would materially interfere with Lessor's operation of the Office Complex. Lessor, by written notice to Lessee given at or prior to termination of this Lease, may require Lessee, at Lessee's sole cost and expense, to remove any improvements, alterations, additions or installations installed by Lessee in the Premises and to repair or restore any damage caused by the installation and removal of such improvements, alterations, additions or installations; provided, however, the only improvements, alterations, additions or installations which Lessee shall remove shall be those specified in Lessor's notice. Lessee shall keep the Premises and the Office Complex free from any liens arising out of any work performed, material furnished or obligations incurred by Lessee, and shall indemnify, protect, defend and hold harmless Lessor from any liens and encumbrances arising out of any work performed or material furnished by or at the direction of Lessee. In the event that Lessee shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of and/or defense against the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith, including attorney's fees and costs, shall be payable as Additional Rent to

Lessor by Lessee on demand with interest at the rate provided in Article III accruing from the date paid or incurred by Lessor until reimbursed to Lessor by Lessee.

ARTICLE IX. REPAIRS: Subject to Article VI hereof, Lessee shall, during the term of this Lease, at Lessee's expense, keep the Premises in as good order, condition and repair as they were at the time Lessee took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Lessee shall keep the Premises in a neat and sanitary condition, and Lessee shall not commit any nuisance or waste on the Premises or in, on or about the Office Complex, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by the Lessor. All uninsured damage or injury to the Premises or to the Office Complex caused by Lessee moving furniture, fixtures, equipment or other devices in or out of the Premises or the Office Complex or by installation or removal of furniture, fixtures, equipment, devices or other property of Lessee or its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct or other cause of Lessee or its servants, employees, agents, visitors or licensees, shall be repaired, restored and replaced promptly by Lessee at its sole cost and expense to the satisfaction of Lessor. All repairs, restorations and replacements shall be in quality and class equal to the original work and shall comply with all requirements of this Lease.

     Lessor and its employees and agents shall have the right to enter the Premises at any reasonable time or times for the purpose of inspection, cleaning, repairs, altering or improving the same but nothing contained herein shall be construed as imposing any obligation on Lessor to make any repairs, improvements, alterations, additions or installations which are the obligation of Lessee.

     Lessee shall give written notice to Lessor at least thirty (30) days prior to vacating the Premises for the express purpose of arranging a meeting with Lessor for a joint inspection of the Premises. In the event of Lessee's failure to give such notice and arrange such joint inspection, lessor's inspection at or after Lessee's vacation of the premises shall be conclusively deemed correct for purposes of determining Lessee's responsibility for repairs and restoration hereunder.

ARTICLE X. ASSIGNMENT AND SUBLETTING: Lessee shall not, without the prior written consent of Lessor, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Lessee and its agents and employees. Lessee shall seek such written consent of Lessor by a written request therefor, setting forth such information as Lessor may deem necessary. Lessee shall, by notice in writing, advise Lessor of Lessee's intention, from, on and after a stated date (which shall not be less than thirty [30] days after the date of Lessee's notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the term. Lessee's notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor. In such event, Lessor shall have the right, to be exercised by giving written notice to Lessee within thirty
(30) days after receipt of Lessee's notice, to recapture the space described in Lessee's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Lessee's notice. Lessee's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Lessor with Lessee's notice. If Lessee's notice shall cover all of the Premises, and Lessor shall have exercised its foregoing recapture right, the term of this Lease shall expire and end on the date stated in Lessee's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the term. If, however, this Lease be canceled with respect to less than the entire Premises, the Base Rent and Additional Rent shall be equitably adjusted by Lessor with due consideration of the size, location, type and quality of the portion of the Premises so remaining after the "recapture" and such rent shall be reduced accordingly from and after the termination date for said portion, and this Lease as so amended shall continue thereafter in full force and effect. The rent adjustments provided for herein shall be evidenced by an amendment to this Lease executed by Lessor and Lessee. If this Lease shall be terminated in the manner aforesaid, either as to the entire Premises or only a portion thereof, to such extent the term of this Lease shall end upon the appropriate effective date of the proposed sublease or assignment as if that date had been originally fixed in this Lease for such expiration, and in the event of a termination affecting less than the entire Premises, Lessee shall comply with Article XIII ("Surrender of Premises") of this Lease with respect to such portion of the Premises affected thereby.

     In the event of any termination pursuant to this paragraph, Lessee shall, at its sole cost and expense, discharge in full (i) any outstanding commission obligation on the part of Lessor with respect to that part of this Lease so terminated, and (ii) any commission which may be due and owing as a result of any proposed assignment or subletting, whether or not the subject portion of the Premises is "recaptured" pursuant thereto and rented by Lessor to the proposed tenant or any other tenant.

     If Lessor, upon receiving Lessee's notice with respect to any such space, shall not exercise its right to recapture as aforesaid, Lessor will not unreasonably withhold its consent to Lessee's assignment of the Lease or subletting such space to the party identified in Lessee's notice, provided, however, that in the event Lessor consents to any such assignment or subletting, and as a condition thereto, Lessee shall pay to Lessor ninety percent (90%) of all profit derived by Lessee from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent, and rent adjustments, payable by Lessee under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Lessor shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

     Lessee shall and hereby agrees that it will furnish to Lessor upon request from Lessor a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Lessee agrees that Lessor and its authorized representatives shall be given access at all reasonable times to the books, records and papers of Lessee relating to any such assignment or subletting, and Lessor shall have the right to make copies thereof. The percentage of Lessee's profit due Lessor hereunder shall be paid by Lessee to Lessor within five (5) days of receipt by Lessee of all payments made from time to time by such assignee or sublessee to Lessee.

     For purposes of the foregoing, any change in the partners of Lessee, if Lessee is a partnership, or, if Lessee is a corporation, any transfer of any or all of the shares of stock of Lessee by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation by the person or persons owning a majority of such shares as of the date of this Lease, shall be deemed to be an assignment within the meaning of this Article X.

     Any subletting or assignment hereunder shall not release or discharge Lessee of or from any liability, whether past, present or future, under this Lease, and Lessee shall continue fully liable thereunder. The subtenant or subtenants or assignee shall agree in a form satisfactory to Lessor to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Lessee shall deliver to Lessor promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Consent by Lessor to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Lessor's rights under this Article X as to any subsequent assignment or subletting.

     Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article X shall be of no effect and void. Lessor's right to assign its interest in this Lease shall remain unqualified. Lessor may make a reasonable charge to Lessee for any reasonable attorneys' fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by Lessee.

     Notwithstanding anything to the contrary in this Lease, Lessee shall not assign its rights under this Lease or sublet all or part of the Premises to a person, firm or corporation which is (or, immediately prior to such subletting or assignment, was) a tenant or occupant of the Office Complex or any office building on property contiguous to the Office Complex owned by Lessor.

     The consent of Lessor to a transfer may not be unreasonably withheld, provided that should Lessor withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:

     (a) Financial strength of the proposed transferee is not at least equal to that of Lessee at the time of execution of this Lease or of tenants occupying comparable premises in the Office Complex or in other buildings owned or operated by Lessor located in the same metropolitan area as the Office Complex;

     (b) A proposed transferee whose occupation of the Premises would cause a diminution in the reputation of the Office Complex or the other businesses located therein;

     (c) A proposed transferee whose impact on the common areas or the other occupants of the Office Complex would be disadvantageous; or

     (d) A proposed transferee whose occupancy will require any variation in the terms and conditions of this Lease.

     Lessee agrees that its personal business skills and philosophy were an important inducement to Lessor for entering into this Lease and that Lessor may reasonably object to the transfer of the Premises to another tenant whose proposed use, while permitted by this Lease, would involve a different quality, manner or type of business skill than that of Lessee.

ARTICLE XI. DAMAGE BY FIRE OR OTHER CASUALTY: If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then Lessor shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible within such one hundred twenty (120) day period (subject to delays for causes beyond Lessor's reasonable control) and notify Lessee that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). If Lessor is required to repair the Office Complex and/or the Premises, as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed.

        If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then either party, by notice in writing to the other mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

        In the event that more than fifty percent (50%) of the value of the specific office structure of which the Premises is a part is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within one hundred twenty (120) days thereafter, then at Lessor's option, by written notice to Lessee, mailed within forty-five (45) days from the date of such damage or destruction, Lessor may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Lessee.

        If fire or other casualty shall render any portion of the Premises or any material portion of the Office Complex untenantable and the insurance proceeds are not sufficient to make repairs, then Lessor may, by notice to Lessee, mailed within thirty (30) days from the date of such damages or destruction, terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

        If the Premises or the Office Complex is damaged, and such damage is of the type insured against under the fire and special form property damage insurance maintained by Lessor hereunder, the cost of repairing said damage up to the amount of the deductible under said insurance policy shall be included as a part of the Operating Expenses. If the damage is not covered by such insurance policies and Lessor elects to repair the damage, then Lessee shall pay Lessor a pro rata share of the "deductible amount" (if any) under Lessor's insurance policies based on Lessee's percentage interest of the Premises and, if the damage was due to an act or omission of Lessee, Lessee shall pay Lessor the difference between the actual cost of repair and any insurance proceeds received by Lessor.

        If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein or in the event that more than fifty percent (50%) of the value of the Office Complex is damaged or destroyed by fire or other casualty, and Lessor does not terminate this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Office Complex is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Lessor shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Lessor's reasonable control) and the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). In no event shall Lessor be obligated to repair or restore any special equipment or improvements installed by Lessee.

Anything herein contained to the contrary notwithstanding, Lessor shall not be obligated to spend more than the net insurance proceeds received by Lessor on account of any fire or other casualty in order to repair or restore the Premises or the Office Complex following such casualty; provided, however, Lessor shall notify Lessee promptly after the casualty if Lessor is unwilling to expend more than the net insurance proceeds.

       In the event of a termination of this Lease pursuant to this Article XI, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

ARTICLE XII. EMINENT DOMAIN. If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Lessor shall make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Lessor, Lessee hereby assigning to Lessor Lessee's interest, if any, in said award. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Office Complex is taken by public authority under the power of eminent domain, then, at Lessor's option, by written notice to Lessee mailed within sixty (60) days from the date possession shall be taken by such public authority, Lessor may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Lessee. Further, if the whole of or any material part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Lessee may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Lessor, such notice to be given to Lessor within thirty (30) days after Lessee receives notice of the taking. Lessee shall not have the right to terminate this Lease pursuant to the preceding sentence unless (i) the business of Lessee conducted in the portion of the Premises taken cannot be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Lessee pursuant to clause (ii) hereof); and (ii) Lessee cannot secure substantially similar (in Lessee's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Lessor in the Office Complex. Any notice of termination shall specify the date no more than sixty (60) days after the giving of such notice as the date for such termination.

       Anything in this Article XII to the contrary notwithstanding, Lessee shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Lessee's movable trade fixtures and equipment and for moving expenses; provided, however, Lessee shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold; and, provided further, Lessee shall not be entitled to claim any award to the extent the award to Lessor would be reduced below the amount which would be allowed to Lessor absent such claim by Lessee. Anything in this Article XII to the contrary notwithstanding, in the event of a partial condemnation of the Office Complex or the Premises and this Lease is not terminated, Lessor shall, at its sole cost and expense, restore the Premises and Office Complex to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking.

               ARTICLE XIII. SURRENDER OF PREMISES: On the last day of the term of this Lease, or on the sooner termination thereof, Lessee shall peaceably surrender the Premises in good condition and repair consistent with Lessee's duty to make repairs as herein provided. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Lessee shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned. Lessee hereby appoints Lessor its agent to remove all property or Lessee from the Premises upon termination of this Lease and to cause its transportation and storage for Lessee's benefit, all at the sole cost and risk of Lessee, and Lessor shall not be liable for damage, theft, misappropriation or loss thereof and Lessor shall not be liable in any manner in respect thereto. Lessee shall pay all costs and expenses of such removal, transportation and storage. Lessee shall leave the Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty not caused by Lessee excepted. Lessee shall reimburse Lessor upon demand for any expenses incurred by Lessor with respect to removal, transportation or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. All improvements, alterations, additions, installations and fixtures, other than Lessee's trade fixtures and equipment, which have been made or installed by either Lessor or Lessee upon the Premises shall remain the property of Lessor and shall be surrendered with the Premises as a part thereof, unless Lessee is required to remove same pursuant to the provisions of Article VIII hereof. If the Premises are not surrendered at the end of the term or sooner termination thereof, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom. Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of the combinations of any vaults, locks and safes left on the Premises.

                    In the event Lessee remains in possession of the Premises
               after expiration of this lease and without the execution of a new lease, but with Lessor's written consent, Lessee shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to Lessor's then current base rent for the Premises according to Lessor's then current rental rate schedule for prospective tenants. In the event Lessee remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Lessor's written consent, Lessee shall be deemed to be occupying the Premises without claim of right and Lessee shall pay Lessor for all costs arising out of loss or liability resulting from delay by Lessee in so surrendering the Premises as above provided and shall pay a charge for each day of occupancy in an amount equal to the greater of (i) double the Base Rent and Additional Rent (on a daily basis) then currently being charged by Lessor on new leases in the Office Complex for space similar to the Premises, or (ii) double the Base Rent and Additional Rent (on a daily basis) payable by Lessee under this Lease immediately prior the expiration of this Lease.

               ARTICLE XIV. DEFAULT OF LESSEE: The occurrence of any one or more of the following events (in this Article sometimes called "Event of Default") shall constitute a default and breach of this Lease by Lessee:

     A. If Lessee fails to pay any Base Rent or Additional Rent payable under this Lease or fails to pay any obligation required to be paid by Lessee when and as the same shall become due and payable, and such default continues for a period of five (5) days after written notice thereof given by Lessor to Lessee.

     B. If Lessee fails to perform any of Lessee's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Lessor; provided that if more time is required to complete such performance, Lessee shall not be in default if Lessee commences such performance within the thirty-day period and thereafter diligently pursues its completion. However, Lessor shall not be required to give such notice if Lessee's failure to perform constitutes a non-curable breach of this Lease. The notice required by this subsection is intended to satisfy any and all notice requirements imposed by law on Lessor and is not in addition to any such requirement.

     C. If Lessee, by operation of law or otherwise, violates the provisions of Article X hereof relating to assignment, sublease, mortgage or other transfer of Lessee's interest in this Lease or in the Premises or in the income arising therefrom.

     D. If Lessee, by operation of law or otherwise, violates the provisions of Article XVI.R relating to compliance with environmental laws.

     E. If (i) Lessee makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Lessee and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease and possession is not restored to Lessee within thirty
          (30) days; or (iv) if substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease is subjected to attachment, execution or other judicial or non-judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subsection does not constitute an Event of Default and a trustee is appointed to take possession (or if Lessee remains a debtor in possession) and such trustee or Lessee transfers Lessee's interest hereunder, then Lessor shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Lessee hereunder. As used in this subsection, the term "Lessee" shall also mean any guarantor of Lessee's obligations under this Lease. If any such Event of Default shall occur, Lessor, at any time during the continuance of any such Event of Default, may give written notice to Lessee stating that this Lease shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease, and all rights of Lessee under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Lessor may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

        Upon the occurrence of an Event of Default by Lessee, and at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have, Lessor shall be entitled to the rights and remedies set forth below:

        A. Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall not terminate unless Lessor gives written Notice to Lessee of its intention to terminate this Lease and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall have the immediate right to reenter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Lessor shall elect to so terminate this Lease, then Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including:

                1. The equivalent of the amount of the Base Rent and Additional Rent which would be payable under this Lease by Lessee if this Lease were still in effect, less

                2. The net proceeds of any reletting affected pursuant to the provisions of this Article XIV hereof after deducting all of Lessor's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Premises, or any portion thereof, for such reletting.

                Lessee shall pay such current damages in the amount determined in accordance with the terms of this Article XIV as set forth in a written statement thereof from Lessor to Lessee (hereinafter called the "Deficiency"), to Lessor in monthly installments on the days on which the rent would have been payable under this Lease if this Lease were still in effect, and Lessor shall be entitled to recover from Lessee each monthly installment of the Deficiency as the same shall arise.

        B. At any time after an Event of Default, whether or not Lessor shall have collected any monthly Deficiency as set forth in this
                Article XIV, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for final damages for Lessee's default, an amount equal to the then present worth of the aggregate of the Base Rent and Additional Rent and any other charges to be paid by Lessee hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been terminated). In the computation of present worth, a discount at the rate of 6% per annum shall be employed. If the Premises, or any portion thereof, shall be relet by Lessor for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent received upon such reletting shall be offset against any monies claimed pursuant to this subsection. Nothing herein contained or contained in this Article XIV shall limit or prejudice the right of Lessor to prove for and obtain, as damages, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

     C. Upon the occurrence of an Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Premises to remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. If Lessor shall elect to reenter the Premises, Lessor shall not be liable for damages by reason of such reentry.

     D.   If Lessor does not elect to terminate this Lease as provided in this
          Article XIV then Lessor may, from time to time, recover all rent as it becomes due under this Lease. At any time thereafter, Lessor may elect to terminate this Lease and to recover damages to which Lessor is entitled.

     E. In the event that Lessor should elect to terminate this Lease and to relet the Premises, it may execute any new lease in its own name. In the event that Lessor should not elect to terminate this Lease, it may re-let the Premises to a substitute tenant. Lessee hereunder shall have no right or authority whatsoever to collect any rent from such substitute tenant. The proceeds of any such reletting shall be applied as follows:

          1. First, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor, including but not limited to storage charges or brokerage commissions owing from Lessee to Lessor as the result of such reletting;

          2. Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Lessor, in its sole discretion, deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Lessor in connection with the retaking of the Premises and such reletting;

          3. Third, to the payment of rent and other charges due and unpaid hereunder; and

          4. Fourth, to the payment of future rent and other damages payable by Lessee under this Lease.

     Lessor shall not be deemed to have terminated this Lease and the Lessee's right to possession of the leasehold or the liability of Lessee to pay rent thereafter to accrue or its liability for damages under any of the provisions hereof, unless Lessor shall have notified Lessee in writing that it has so elected to terminate this Lease. Lessee covenants that the retaking of possession by Lessor or the service by Lessor of any notice pursuant to the applicable unlawful detainer statutes of the state in which the Office Complex is located and Lessee's surrender of possession pursuant to such notice shall not (unless Lessor elects to the contrary at the time of, or at any time subsequent to the service of, such notice, and such election be evidenced by a written notice to Lessee) be deemed to be a termination of this Lease or of Lessee's right to possession thereof.

     All rights, options and remedies of Lessor contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Lease. No waiver by Lessor of a breach of any of the terms, covenants or conditions of this Lease by Lessee shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition therein contained. No waiver of any default of Lessee hereunder shall be implied from any omission by Lessor to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver. The consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent similar acts by Lessee.

     Lessee shall reimburse Lessor, upon demand, for any costs or expenses incurred by Lessor in connection with any breach or default of Lessee under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include, but not be limited to: legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Lessee shall also indemnify Lessor against and hold Lessor harmless from all costs, expenses, demands and liability incurred by Lessor if Lessor becomes or is made a party to any claim or action (a) instituted by Lessee, or by any third party against Lessee; (b) for foreclosure of any lien for labor or material furnished to or for Lessee or such other person; (c) otherwise arising out of or resulting from any act or transaction of Lessee or such other person; or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding or other proceeding under Title 11 of the United States Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to Lessor or, at Lessor's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in any such claim or action.

     In addition, Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection with Lessee's request for Lessor's consent in connection with any act which Lessee proposed to do and which requires Lessor's consent.

     Lessee hereby waives all claims by Lessor's reentering and taking possession of the Premises or removing and storing the property of Lessee as permitted under this Lease and will save Lessor harmless from all losses, costs or damages occasioned Lessor thereby. No such reentry shall be considered or construed to be a forcible entry by Lessor.

ARTICLE XV. SUBORDINATION: This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Office Complex, the Property or any portion thereof by Lessor or its successors or assigns, and to amendments, replacements, renewals and extensions thereof. Lessee agrees at any time hereafter, upon demand, to execute and deliver any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease. It is agreed, nevertheless, that as long as Lessee is not in default in the payment of Base Rent, Additional Rent, and other charges to be paid by Lessee under this Lease and in the performance of all covenants, agreements and con-ditions to be performed by Lessee under this Lease, then neither Lessee's right to quiet enjoyment under this Lease, nor the right of Lessee to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease as against any lessor, lessee, mortgagee, trustee or their successors or assigns shall be interfered with.

       The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Notwithstanding anything hereinabove contained in this Article XV, in the event the holder of any mortgage, deed of trust or ground lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or landlord notifying Lessee to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease, and Lessee shall execute such attornment agreement as may be reasonably requested by said holder or Lessor.

       Lessee agrees, provided the mortgagee, ground lessor or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument shall have notified Lessee in writing (by the way of a notice of assignment of lease or otherwise) of its address, that Lessee shall give such mortgagee, ground lessor, trust deed holder or other secured party ("Mortgagee"), simultaneously with delivery of notice to Lessor, by registered or certified mail, a copy of any such notice of default served upon Lessor. Lessee further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Lessor has to cure such default.

ARTICLE XVI. MISCELLANEOUS:

       A. Lessee represents that Lessee has dealt directly with and only with Lee & Associates Arizona (Craig Coppolla and Jim Watkins) and Greystone Properties (Jim Marohnic), as brokers, in connection with this Lease and that insofar as Lessee knows, no other broker negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith. Lessor and Lessee agree that no broker shall be entitled to any commission in connection with any renewal of the term of this Lease or any expansion of the Premises.

       B. Lessee agrees from time to time, upon not less than ten (10) days prior written request by Lessor, to deliver to Lessor a statement in writing certifying (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which the rent and other charges have been paid; (iii) Lessor is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Lessee; (v) the amount of any prepaid rent, and (vi) such other matters as may be reasonably requested by Lessor or any Mortgagee or prospective purchaser of the Office Complex.

                     If Lessee does not deliver such statement to Lessor within such ten (10) day period, Lessor and any prospective purchaser or encumbrancer of the Premises or the Office Complex may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Lessor, (ii) that this Lease has not been cancelled or terminated and is in full force and effect, except as otherwise represented by Lessor; (iii) that the current amounts of the Base Rent and security deposit are as represented by Lessor and that any charges made against the security deposit are uncontested and valid; (iv) that there have been no subleases or assignments of the Lease; (v) that not more than one month's Base Rent or other charges have been paid in advance; and (vi) that Lessor is not in default under the Lease. In such event, Lessee shall be estopped from denying the truth of such facts.

        C. All notices, demands and requests shall be in writing, and shall be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, or by commercial overnight courier service addressed as follows:

                (1)    If addressed to Lessee prior to Commencement:

                       Business Resource Group
                       1515 East Missouri Avenue, #240
                       Phoenix, Arizona 85014
                       Attn: Steven Petersen

                (ii)   If addressed to Lessee after Commencement:

                       Business Resource Group
                       6720 North Scottsdale Road, Ste. 130
                       Scottsdale, Arizona 85253
                       Attn: Steven Petersen

                       with a copy to:

                       Tim Thomas
                       c/o Business Resource Group
                       Suites 100 & 101
                       2150 North First Street
                       San Jose, California 95131

                (iii)  If addressed to Lessor:

                       Scottsdale Spectrum, L.L.C.
                       c/o Opus West Corporation
                       2415 East Camelback Road, Suite 800
                       Phoenix, Arizona 85016-4201
                       Attn: Thomas W. Roberts

                       with a copy to:

                       Opus U.S. Corporation
                       2415 East Camelback Road, Suite 800
                       Phoenix, Arizona 85016-4201
                       Attn: Daniel T. Haug, Esq.

                       with a copy to:

                       Opus West Management Corporation
                       2415 East Camelback Road, Suite 840
                       Phoenix, Arizona 85016-4201
                       Attn: Bret Borg

                       and with a copy to:

                       Meyers Law Firm, P.C.
                       2415 East Camelback Road, Suite 900
                       Phoenix, Arizona 85016
                       Attn: Donald L. Meyers, Esq.

               or at such other addresses as Lessor and Lessee may hereafter designate by written notice. The effective date of all notices shall be the time of mailing such notice or the date of delivery to a commercial overnight courier service.

          D. All rights and remedies of Lessor under this Lease or that may be provided by law may be executed by Lessor in its own name, individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article XIV, may be commenced and prosecuted to final judgment and execution by Lessor in its own name or in the name of its agent.

          E. Lessor covenants and agrees that Lessee, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the terms of this Lease. Time is of the essence of this Lease and each and every provision contained herein, and any extension of time granted by Lessor to Lessee for the performance of any obligation of Lessee under this Lease shall not be considered an extension of time for the performance of any subsequent obligation of Lessee under this Lease.

          F. The covenants and agreements herein contained shall bind and inure to the benefit of Lessor and its successor and assigns and Lessee and its permitted successors and assigns. All obligations of each party constituting Lessee hereunder shall be the joint and several obligations of each such party.

          G. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

          H. Lessee covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or the Office Complex and Lessee further covenants that it will not vacate or abandon the Premises during the term of this Lease.

          I. The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners of the Office Complex at the time in question, and in the event of any transfer or transfers or conveyances the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Lessor contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall be binding on the Lessor, its successors and assigns, only during and in respect to their respective successive periods and ownership.

                    In the event of a sale or conveyance by Lessor of the
               Office Complex or any part of the Office Complex, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions herein contained and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or grantee, which purchaser or grantee shall be personally obligated on this Lease only so long as it is the owner of Lessor's interest in and to this Lease.

          J. The marginal or topical headings of the several Articles are for convenience only and do not define, limit or construe the contents of said Articles.

          K. All preliminary negotiations are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

          L. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Lessor from Lessee or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Lessor's consent is required, unless specifically agreed to in writing by Lessor. Any amounts received by Lessor may be allocated to any specific amounts due from Lessee to Lessor as Lessor determines.

          M. Lessor shall have the right to close any portion of the building area or land area to the extent as may, in Lessor's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Lessor shall at all times have full control, management and direction of the Office Complex, subject to the rights of Lessee in the Premises, and Lessor reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Office Complex, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Office Complex, and to change the name, address, number or designation by which the Office Complex is commonly known. No implied easements are granted by this Lease.

          N. Lessee shall permit Lessor (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Lessor may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Office Complex.

          O. Employees or agents of Lessor have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers or Lessor and by Lessee. Lessee confirms that Lessor and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and Lessee agrees that no claim or liability shall be asserted by Lessee against Lessor for, and Lessor shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which subparagraph
              P of this Article shall prevail, can be modified or altered only by agreement in writing between Lessor and Lessee, and no act or omission of any employee or agent of Lessor shall alter, change or modify any of the provisions hereof.

       P. Lessee shall perform, observe and comply with the Building Rules and Regulations of the Office Complex as set forth on Exhibit B attached hereto and by this reference incorporated herein, with respect to the safety, care and cleanliness of the Premises and the Office Complex, and the preservation of good order thereon, and, upon written notice thereof to Lessee, Lessee shall perform, observe and comply with any changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Lessor for tenants of the Office Complex. Lessor shall not be liable to Lessee for any failure of any other tenant or tenants of the Office Complex to comply with such Building Rules and Regulations.

       Q. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, and with the requirements of any fire insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Lessee shall use the Premises and comply with any recorded covenants, conditions, and restrictions affecting the Premises and the Office Complex as of the commencement of the Lease or which are recorded during the lease term.

       R. Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Office Complex any such materials or substances except to use in the ordinary course of Lessee's business, and then only after written notice is given to Lessor of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional charges if such requirement applies to the Premises. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Lessee shall indemnify Lessor in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Lessee is in possession, or elsewhere if caused by Lessee or persons acting under Lessee. The within covenants shall survive the expiration or earlier termination of the term of this Lease.

S. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

T. Any claim which Lessee may have against Lessor for default in performance of any of the obligations herein contained to be kept and performed by Lessor shall be deemed waived unless such claim is asserted by written notice thereof to Lessor within ten (10) days of commencement of the alleged default or of accrual of the cause of action and unless suit be brought thereon within six (6) months subsequent to the accrual of such cause of action. Furthermore, Lessee agrees to look solely to Lessor's interest in the Office Complex for the recovery of any judgment from Lessor, it being agreed that Lessor, or if Lessor is a partnership, its partners whether general or limited, or if Lessor is a corporation, its directors, officers or shareholders, or if Lessor is a limited liability company, its members, shall never be personally liable for any such judgment.

U. Lessee shall furnish to Lessor promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Lessor evidencing the due authorization of Lessee to enter into this Lease.

V. This Lease shall not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Lessor and Lessee hereunder.

W. Lessee shall in all respects comply with the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), as the same may be amended from time to time (as amended, the "ADA"), and Lessee agrees to indemnify and save Lessor and its managing agent harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any failure or alleged failure of Lessee to comply with the ADA or arising from any claim made under the ADA in connection with the Premises, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

        X. Lessee shall not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place of maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises except as specifically approved in writing by Lessor. Lessee further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times. Lessee agrees at Lessee's sole cost, that any Lessee sign will be maintained in strict conformance with Lessor's sign criteria, if any, as to design, material, color, location, size, letter style, and method of installation.

ARTICLE XVII. SUBSTITUTE PREMISES: Lessor shall have the right at any time during the term hereof, upon giving Lessee not less than thirty (30) days prior written notice, to move and furnish Lessee with space elsewhere in the Office Complex on a first floor off a lobby entrance, of approximately the same size as the Premises, and remove and place Lessee in such space, all upon the effective date stated in the notice from Lessor to Lessee, and upon such effective date, such substitute space shall be deemed to constitute the leased premises instead of and in lieu of the premises originally demised. Lessor shall, at Lessor's expense, physically move the furniture, equipment and files of Lessee then located in the original premises to the substitute space, and Lessor shall pay the costs of moving the then existing telephone equipment to the new location. If Lessor moves Lessee to such new space, all of the terms, covenants and conditions of this Lease shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed the Premises as though Lessor and Lessee had entered into an express written amendment of this Lease with respect thereto. Anything herein to the contrary notwithstanding, Lessor shall not be liable for any loss of business or loss of profits in connection with any move to such substitute space.

ARTICLE XVIII. MISCELLANEOUS TAXES: Lessee shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises, and when possible, Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's trade fixtures, furnishings, equipment or other personal property, or Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's personal property.

ARTICLE XIX. OTHER PROVISIONS: The following are made a part hereof, with the same force and effect as if specifically set forth herein:

        A.   Floor Plan - Exhibit A.
        B.   Building Rules and Regulations - Exhibit B.
        C.   Rider To Lease - Exhibit C.
        D.   First Right of Offer Space - Exhibit D.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LESSOR:                                 LESSEE:

SCOTTSDALE SPECTRUM, L.L.C.,            BUSINESS RESOURCE GROUP,
an Arizona limited liability            a California corporation
company

By Opus West Corporation                By /s/ [SIG]
   a Minnesota corporation                 ----------------------
   Its Managing Member                     Its V.P. Finance, CFO
                                               ------------------

By /s/ THOMAS W. ROBERTS
  ------------------------
  Thomas W. Roberts
  Its President

                                   EXHIBIT A

                                   FLOOR PLAN


                                   Exhibit A
                                 (Page 1 of 1)

                                   EXHIBIT B

                        BUILDINGS RULES AND REGULATIONS


        1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Office Complex, or visible from the exterior of the Premises, shall be installed at Lessee's sole cost and expense, and in such manner, character and style as Lessor may approve in writing. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

        2. No awning or other projection shall be attached to the outside walls of the Office Complex. No curtains, blinds, shades or screens visible from the exterior of the Office Complex or visible from the exterior of the Premises shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Lessor. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, approved by Lessor.

        3. Lessee and its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators or stairways in and about the Office Complex which are used in common with other tenants and their servants, employees, customers, guests and invitees and which are not a part of the Premises of Lessee. Lessee shall not place objects against glass partitions or doors or windows which would be unsightly from the Office Complex corridors or from the exterior of the Office Complex and will promptly remove any such objects upon notice from Lessor.

        4. Lessee shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances, and Lessee shall not create obnoxious odors (including cigarette, cigar and pipe smoke), any of which may be offensive to the other tenants and occupants of the Office Complex, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Office Complex or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Office Complex.

        5. Lessee shall not waste electricity, water or air conditioning and shall cooperate fully with Lessor to insure the most effective operation of the Office Complex's heating and air conditioning systems and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Lessee's use. Lessee shall keep corridor doors closed.

        6. Lessee assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

        7. No person or contractor not employed by Lessor shall be used to perform janitorial work, window washing, cleaning, maintenance, repair or similar work in the Premises without the written consent of Lessor.

        8. In no event shall Lessee bring into the Office Complex inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature.



                                   Exhibit B
                                 (Page 1 of 4)

If, by reason of the failure of Lessee to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Office Complex shall at any time be increased, Lessee shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Lessor's other rights at law or in equity for Lessee's breach of this Lease.

     9. Lessee shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

     10. Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Office Complex or its desirability as an office complex for office use, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

     11. The Premises shall not be used for cooking, lodging, sleeping or for any immoral or illegal purpose.

     12. Lessee and Lessee's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Lessor or Lessor's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Lessor may reasonably elect.

     13. Unless expressly permitted by Lessor, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by Lessor shall be made for any door. If more than two keys for one lock are desired by Lessee, Lessor may provide the same upon payment by Lessee. Upon termination of this Lease or of Lessee's possession, Lessee shall surrender all keys of the Premises and shall explain to Lessor all combination locks on safes, cabinets and vaults.

     14. Any carpeting cemented down by Lessee shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Lessee, Lessor may charge the expense incurred by such removal to Lessee.

     15. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

     16. No electrical circuit for any purpose shall be brought into the Premises without Lessor's written permission specifying the manner in which same may be done.

     17. No bicycle or other vehicle, and no dog or other animal, shall be allowed in offices, halls, corridors or elsewhere in the Office Complex.

     18. Lessee shall not throw anything out of the door or windows or down any passageways or elevator shafts.

     19. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes


                                   Exhibit B
                                 (Page 2 of 4)
and indicated by Lessor. Lessee shall be responsible for any damage to the Office Complex or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use of such articles.

     20. All safes, equipment or other heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Lessor, and Lessor shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall be used by Lessee in a manner which will not interfere with or cause damage to the Premises or the Office Complex or to the other tenants or occupants of the Office Complex. Lessee shall be responsible for any damage to the Office Complex or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use or moving of such articles.

     21. Canvassing, soliciting and peddling in the Office Complex is prohibited and all tenants of the Office Complex shall cooperate to prevent the same.

     22. Vending machines shall not be installed without permission of Lessor; provided, however, Lessor consents to the installation of vending machines in the pantry or kitchen area of the Premises for the dispensing of soda and other similar drinks to Lessee's employees and guests.

     23. Wherever in these Building Rules and Regulations the word "Lessee" occurs, it is understood and agreed that it shall mean Lessee and Lessee's associates, agents, clerks, servants and visitors. Wherever the word "Lessor" occurs, it is understood and agreed that it shall mean Lessor and Lessor's assigns, agents, clerks, servants and visitors.

     24. Lessor shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same.

     25. Lessor shall have the right to enter the Premises at hours convenient to Lessee for the purpose of exhibiting the same to prospective tenants within the sixty (60) day period prior to the expiration of this Lease, and Lessor may place signs advertising the Premises for rent on the windows and doors of said Premises at any time within said sixty (60) day period.

     26. Lessee and its servants, employees, customers, invitees and guests shall, when using the common parking facilities, if any, in and around the Office Complex, observe and obey all signs regarding fire lanes and no parking zones, and when parking, shall always park between the designated lines. Lessor reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Lessor assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight.

     27. At all times the Office Complex shall be in charge of Lessor's employee in charge and (a) persons may enter the Office Complex only in accordance with Lessor's regulations, (b) persons entering or departing from the Office Complex may be questioned as to their business in the Office Complex, and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary

                                   Exhibit B
                                 (Page 3 of 4)
for the protection of the Office Complex, and (c) all entries into and departures from the Office Complex will take place through one or more entrances as Lessor shall from time to time designate; provided, however, anything herein to the contrary notwithstanding, Lessor shall not be liable for any lack of security in respect to the Office Complex whatsoever. Lessor will normally not enforce clauses (a), (b) and (c) above from 7:00 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays, but it reserves the right to do so or not to do so at any time at its sole discretion. In case of invasion, mob, riot, public excitement or other commotion, Lessor reserves the right to prevent access to the Office Complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Office Complex and the property therein. Lessor shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Office Complex of any person.

     28. All entrance doors to the Premises shall be locked when the Premises are not in use. All corridor doors shall also be closed during times when the air conditioning equipment in the Office Complex is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

     29. Lessor reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Building Rules and Regulations when it is deemed necessary, desirable or proper, in Lessor's judgment, for its best interest or for the best interest of the tenants of the Office Complex.

     30. Smoking shall be permitted only in the smoking areas located outside of the building, as designated and redesignated from time to time by Lessor, and Lessee and its servants, employees, customers, invitees and guests shall not smoke anywhere at the Office Complex (other than the smoking areas designated by Lessor), including without limitation Lessee's Premises and the sidewalks, entrances, passages, corridors, halls, elevators and stairways of the Office Complex.


                                                                       Initials:

                                                               Lessor
                                                                     ___________

                                                               Lessee
                                                                     ___________




                                   Exhibit B
                                 (Page 4 of 4)

                                   EXHIBIT C

                             RIDER TO OFFICE LEASE

                  SCOTTSDALE SPECTRUM/BUSINESS RESOURCE GROUP



ARTICLE XX. PROHIBITION ON CERTAIN AGREEMENTS: In no event shall Lessee or any other person having an interest in the possession, use, occupancy or utilization of the Premises enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part of the net income or profits derived by any person from the portion of the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

ARTICLE XXI. SECURITY DEPOSIT: Lessee hereby deposits with Lessor in cash the sum of Nine Thousand One Hundred Twenty-six Dollars and 00/100ths Dollars ($9,126.00), Lessor's estimate of one month's Base Rent and Additional Rent, the receipt of which is hereby acknowledged, as and for a security deposit for the full and faithful performance by Lessee of each and every term, covenant and condition of this Lease. In the event that Lessee defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of any rentals or other charges or items to be paid or provided for by Lessee, Lessor may use, apply or retain the whole or any part of the security so deposited for the payment of any such rentals in default or for any other sum which Lessor may expend or be required to expend by reason of Lessee's default, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency may accrue before or after reentry by Lessor. Lessee shall not be entitled to any interest on the security deposit. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Lessor's damages in case of Lessee's default. Upon application of any part of the deposit by Lessor as provided herein, Lessee shall pay to Lessor on demand the amount so applied in order to restore the security deposit to its original amount. Any application of the deposit by Lessor shall not be deemed to have cured Lessee's default by reason of which the application is made.

     In the event of a bona fide sale of the building of which the Premises are a part (the "Building"), Lessor shall have the right to transfer the security deposit to its vendee for the benefit of Lessee and thereafter Lessor shall be released of all liability for the return of such deposit and Lessee agrees to look to said vendee for the return of its security deposit. It is agreed that this provision shall apply to every transfer or assignment made of the security deposit to any new landlord.

     This security deposit shall not be assigned or encumbered by Lessee. It is expressly understood that the reentry of the Premises by Lessor for any default on the part of Lessee prior to the expiration of the term of this Lease shall not be deemed a termination of this Lease so as to entitle Lessee to recover the security deposit, and the security deposit shall be retained and remain in the possession of Lessor until the end of the term of this Lease.

     Actions by Lessor against Lessee for breach of this Lease shall in no way be limited or restricted by the amount of the security deposit and resort to such deposit shall not waive any other rights or constitute an election of remedies which Lessor may have.

                                   Exhibit C
                                 (Page 1 of 9)

      If the Base Rent payable by Lessee under Article I hereof shall, from time to time, increase during the term of this Lease, Lessee shall thereupon deposit with Lessor an additional cash amount so that the total amount of the security deposit held by Lessor hereunder shall at all times bear the same proportion to current Base Rent as the original security deposit amount bears to the original Base Rent set forth in Article I of this Lease.

ARTICLE XXII. LOCK BOX: Lessor may from time to time designate a lock box collection agent for the collection of rents or other charges due Lessor. In such event, the payment made by Lessee to the lock box shall be the date of receipt by the lock box collection agent of such payment (or the date of collection of any such sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for the purpose of this Lease, no such payment or collection shall be deemed a waiver by Lessor of any breach by Lessee of any term, covenant or condition of this Lease nor a waiver of any of Lessor's rights or remedies and any payment of amounts other than that deemed due and proper by Lessor shall not prejudice Lessor in any manner nor constitute a waiver and Lessor shall hereby be authorized to retain the proceeds of any payments by Lessee, whether restrictively endorsed or otherwise, and apply same to the amounts due and payable from Lessee under this Lease without waiver.

ARTICLE XXIII. PRIOR PROPOSALS: All prior proposals in respect to this Lease are hereby terminated.

ARTICLE XXIV. USE: Notwithstanding anything to the contrary contained in this Lease, during the term of this Lease and any extensions or renewals. Lessee shall not use or permit any portion of the Premises to be used for (i) the operation of a title company or title agency or for providing services typically offered by escrow agents in connection with real estate transactions, or (ii) the discount or retail sale and/or brokerage of securities and/or commodities, or (iii) the operation of a bank or the provision of trust services (collectively, the "Restricted Uses"). Lessee acknowledges that Lessor may, in addition to the Restricted Uses, hereafter grant other exclusive or prohibited uses to or for the benefit of other tenants or occupants of the Office Complex, and Lessee agrees that neither it nor any successor, assign, concessionaire, subtenant or assignee shall use the Premises, or any part thereof, in any way that would violate any such exclusive or prohibited use of which Lessee has received written notice, so long as such exclusive or prohibited use does not prohibit the use of the Premises for any permitted office purpose for which Lessee is the using the Premises. Upon receipt by Lessee of written notice of any such exclusive or prohibited use hereafter granted to or for the benefit of another tenant or occupant of the Office Complex, such excludible or prohibited use shall automatically be deemed to be an additional Restricted Use, so long as such exclusive or prohibited use does not prohibit the use of the Premises for any permitted office purpose for which Lessee is then using the Premises. Lessee agrees that it will not withhold or delay its written acknowledgment of the addition of any such additional exclusive or prohibited use to the first sentence of this Article as an additional Restricted Use if such acknowledgment is requested in writing by Lessor (which acknowledgment may be in the form of an amendment to this Lease or in any other reasonable form), and in the event Lessee fails to furnish such written acknowledgment within fifteen (15) days after Lessee's receipt of Lessor's written request therefor, Lessee shall be deemed to have given such written acknowledgment as of the expiration of such 15-day period and shall be in default hereunder.

      Lessee shall comply with the terms of any encumbrances, covenants, conditions, restrictions or other matters now of record or hereafter recorded against the Office Complex.


                                   Exhibit C
                                 (Page 2 of 9)

ARTICLE XXV.  [Intentionally Omitted.]


ARTICLE XXVI.  TENANT IMPROVEMENTS:

      A. Lessor shall provide, at no cost to Lessee, the base building improvements for the Premises, which shall consist of a ceiling approximately nine (9) feet high, the installation of 2' x 4' ceiling grid, 2' x 2' acoustical tiles stockpiled on the floor, 2' x 4' parabolic fluorescent light fixtures stockpiled on the floor, the installation of the primary distribution of the HVAC system and the shell building fire protection sprinkler system, and mini blinds stockpiled on the floor. All of the foregoing items shall be either stockpiled or installed, as applicable, using Lessor's building standard improvements. All additional improvements to the base building will be so-called "Tenant Improvements" to be installed by Lessor but to be selected by Lessee as hereinafter set forth and paid for by Lessee subject to Lessor providing the Tenant Improvement Allowance (as hereinafter defined). Lessor shall provide a tenant improvement allowance (the "Tenant Improvement Allowance") equal to the product of Twenty and 00/100ths Dollars ($20.00) multiplied by the useable area of the Premises.

      B. If the price of the Tenant Improvements exceeds the Tenant Improvement Allowance, Lessee shall pay Lessor, in cash, upon substantial completion of the Tenant Improvements, the amount by which the price of the Tenant Improvements exceeds the Tenant Improvement Allowance. If the actual price of the Tenant Improvements is less than the Tenant Improvement Allowance, the difference between the actual price of such Tenant Improvements and the Tenant Improvement Allowance (but in no event to exceed an amount equal to the product of Two and 001/100ths Dollars ($2.00)multiplied by the rentable square feet of the Premises) may be used by Lessee to offset moving expenses which may include, but shall not be limited to, transportation and installation of modular office furniture. Lessee shall submit receipts to Lessor which substantiate in reasonable detail any amount requested by Lessee for moving expenses pursuant to the previous sentence. In the alternative, this difference may be returned to Lessee in the form of a credit against rent due hereunder.


      C. On or before September 10, 1998, Lessee shall provide to Lessor a space plan of the Tenant Improvements which Lessee desires for Lessor to construct, which space plan shall be subject to Lessor's approval and shall be adequate for the preparation by Lessor of working drawings for construction of such Tenant Improvements. Such space plan shall show in reasonable detail the design and appearance of the tenant finishing materials to be used in the construction thereof, and such other detail or description as may be necessary to adequately outline the scope of the Tenant Improvements. Lessee shall be responsible for Lessor's costs (including lost rent) arising out of delays in completing the Tenant Improvements caused by Lessee. Lessee also agrees to refrain from ordering long lead time items which would delay substantial completion of the Tenant Improvements. Provided that interior finish materials are of suitable quality as determined by Lessor in its sole discretion and are available, in sufficient quantities and as needed to meet Lessor's construction schedule from reputable materialmen which meet all applicable

                                   Exhibit C
                                 (Page 3 of 9)
              statutory and/or industry standards for licensing and bonding, Lessor agrees to purchase interior finish materials from vendors identified by Lessee.

ARTICLE XXVII. PARKING: Lessor shall license vehicle parking spaces to Lessee and Lessee's business on the following terms and conditions.

       Lessor shall provide three (3) vehicular parking spaces as exclusive parking spaces ("Reserved Spaces") for Lessee and its employees in the enclosed parking garage portion of the Office Complex. This license is for reserved Spaces in the general parking area to be designated and redesignated from time to time by Lessor; provided, however, Lessor may require Lessee to park in a specific location. Lessor shall not be liable to Lessee for the failure of any of its tenants, invitees, employees, agents or customers or any third parties to comply with the designation of the Reserved Spaces.

       Lessor shall provide nine (9) vehicular parking spaces on an unreserved basis ("Unreserved Spaces") for Lessee and its employees in the enclosed parking garage portion of the Office Complex. This license is for unreserved Spaces in the general parking area to be designated and redesignated from time to time by Lessor; provided, however, Lessor may require Lessee to park in a specific location. Lessor shall not be liable to Lessee for the failure of any of its tenants, invitees, employees, agents or customers or any third parties to comply with the designation of the Unreserved Spaces.

       Lessee agrees to pay as a monthly fee for such license of parking spaces Lessor's then current fee for each Reserved Space and Unreserved Space licensed, payable on or before the first day of each month in advance, which monthly fee may be changed by Lessor as of the first day of any month by giving not less than thirty (30) days written notice thereof to the Lessee. The charge for each Reserved Space shall be Sixty Dollars and 00/100ths ($60.00) per month per space and the charge for each Unreserved Space shall be Forty Dollars and 00/100ths ($40.00) per month, per space. Such charges shall not be increased during the initial term of the Lease. All other charges related to parking (such as charges for parking garage access devices and name plates for Reserved Spaces) shall be paid for by Lessee upon receipt of invoice from Lessor.

       Only vehicles designated by Lessee to Lessor may be parked or stored therein; provided, however, that Lessee may change its automobile designations at any time upon written notice to Lessor or for temporary use upon notification given to the garage attendant, if any. No more than one automobile per space licensed hereunder shall be parked or stored under Lessee's rights hereunder at any one time.

       This license is for self-service storage or parking only and does not include the rights to any additional services, which services may be made available by Lessor from time to time at an additional charge.

       It is understood that Lessor and its agents and employees shall not be liable for loss or damage to any vehicle parked or stored by Lessee or under Lessee's rights herein and/or to the contents thereof caused by fire, theft, explosion, freezing of circulation system of any automobile, strikes, riots or by any other causes and Lessee (1) waives any claim against Lessor for and in respect thereto, and (2) hereby agrees to indemnify and defend Lessor against all claims for any loss or damage to any such vehicle or its contents from any cause whatsoever. It is further expressly understood that the relationship between Lessor and Lessee with respect to the parking spaces constitutes a license to use said garage subject to the terms and conditions herein only and

                                   Exhibit C
                                 (Page 4 of 9)
that neither such relationship nor the storage or parking of any automobile thereunder shall constitute a bailment nor create the relationship of bailor and bailee.

     In the event the garage referenced shall be damaged by fire or other casualty rendering it unusable by Lessee, the fee provided for herein shall be abated (pro rata based on the portion of the Lessee's stalls which are unusable) from the date ten (10) days after the date the garage becomes unusable until it again becomes usable. Further, if all or any part of the garage is taken by eminent domain proceedings, Lessor shall be entitled to all of the award in the proceedings and may terminate this parking arrangement in the event of a total taking or reduce the number of stalls licensed hereunder in proportion to the extent of any partial taking upon written notice to Lessee. If the garage is damaged by fire or other casualty, Lessor will cause it to be repaired with due diligence.

     Subject to the abatement provided for in the preceding paragraph, Lessor shall have the right to close any portion of the garage and deny access thereto in connection with any repairs or in an emergency, as it may require, without liability, cost or abatement of fee.

     Lessee shall perform, observe and comply with such rules of the Office Complex as may be reasonably adopted by Lessor in respect to the use and operation of said garage.

     Lessee shall, when using the parking facilities of said garage, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between designated lines. Lessor reserves the right to tow away, or otherwise impound, at the expense of the owner or operator, any vehicle which is improperly parked or parked in a no parking zone.

     In the event a key or other access device is supplied by Lessor to Lessee in connection with the rights granted herein, Lessee will surrender such key or access device to Lessor upon termination of this Lease. Anything in this Article to the contrary notwithstanding, Lessee's employees shall have access to and be entitled to use the surface parking lot for short periods of time, not to exceed two (2) hours per day.

ARTICLE XXVIII. [Intentionally Omitted.]

ARTICLE XXIX. CONFIDENTIALITY: Lessee agrees to keep this Lease and the terms hereof in confidence, and not to publish or disclose, in whole or in part, the same without Lessor's prior written consent, which consent may be withheld in Lessor's sole discretion.

ARTICLE XXX. DEFAULT OF LESSOR: In the event of any alleged breach by Lessor of its covenants contained in this Lease, Lessee shall have available all rights and remedies provided at law or in equity, subject to the terms and conditions of this Lease; provided, however, Lessee may not exercise any such right or remedy unless Lessee has notified Lessor and any party having a recorded mortgage or bond indenture lien against the property by written notice of such alleged default, and the notified party or parties have not cured such default within the thirty (30) day period subsequent to receipt of such notice or, in the event such alleged default is of such nature that it cannot reasonably be cured within such thirty-day period, such notified party or parties have failed to cure such alleged default with all due diligence.

ARTICLE XXXI. FINANCIAL STATEMENTS: Lessee agrees to provide to Lessor upon Lessee's execution of this Lease and prior to Lessor executing same, and within thirty (30) days after Lessor's request therefor at any time during the term of this Lease, complete, accurate up-to-date financial statements prepared according to

                                   Exhibit C
                                 (Page 5 of 9)
generally accepted accounting principles consistently applied, certified by Lessee's chief financial officer both as an officer of Lessee and personally, that same are a true, complete and correct statement of the financial condition of Lessee as of the date of such financial statements.

ARTICLE XXXII.      [Intentionally omitted.]

ARTICLE XXXIII.     COMMENCEMENT DATE MEMORANDUM; MEASUREMENT OF RENTABLE AREA:
The Base Rent, Lessee's Pro Rata Share of Excess Real Estate Taxes and Operating Expenses, the Expense Stop, the Tenant Improvement Allowance, and certain other items set forth in this Lease will be calculated based on the useable area of the Premises, the rentable area of the Premises, and the rentable area of the Office Complex.

     Promptly after the commencement of the term of this Lease, a memorandum (the "Commencement Date Memorandum") shall be prepared by Lessor and executed by Lessor and Lessee. The Commencement Date Memorandum shall set forth the date on which the term of this Lease commenced, the expiration date of the initial five (5) year, zero (0) month term, the useable area of the Premises, the rentable area of the Premises, and the rentable area of the Office Complex (all as determined by Lessor's architect), the Base Rent, the Expense Stop, and the percentage initially to be used to calculate Lessee's Pro Rata Share of Excess Real Estate Taxes and Operating Expenses.

     Lessor's architect shall determine the usable and rentable area of the Premises and Office Complex as follows: (i) the usable area of the Premises shall be calculated by measuring to the finished surface of the office side of corridor and other permanent walls demising the Premises, to the center of partitions that separate the Premises from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls demising the Premises, with no deduction for columns and projections necessary to the Building; (ii) the rentable area of the Office Complex shall be calculated by measuring, with respect to each floor of the Office Complex, to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floors, with no deduction for columns and projections necessary to the Building; (iii) the usable area of the Office Complex shall be equal to the sum of the usable area of each premises then located within, or then anticipated by Lessor to be located within, the Office Complex (computed in the manner set forth in clause
(i) above), including the Premises; and (iv) the rentable area of the Premises shall be computed by multiplying the usable area of the Premises by the quotient of the rentable area of the floor(s) on which the Premises are located divided by the usable area of the floor(s) on which the Premises are located.

     Anything to the contrary notwithstanding, the following areas shall also be included in rentable area for purposes of this Article:

(1) Any elevator shaft and any floor area used for apparatus, machinery or equipment used in connection with any private elevator that may be installed by Lessee to serve its customers, employees, agents and business invitees;

(2) Any surface floor area deleted for stairways that may be installed by Lessee to serve its customers, employees, agents and business invitees; and

(3) Any vertical shafts or ducts, janitor closets or equipment areas installed by Lessee for its private use, and not in connection with the operation or maintenance of the remainder of the Office Complex.


                                   Exhibit C
                                 (Page 6 of 9)

ARTICLE XXXIV. FUTURE DEVELOPMENT: Lessor and Lessee understand and agree that the Office Complex as initially constructed is the second phase ("Phase II") of a proposed two-phase integrated commercial real estate development (the first phase hereinafter referred to as "Phase I"). The Office Complex for purposes of this Lease may, at Lessor's option, include all of the land within Phase I and all easement areas appurtenant thereto, and all buildings, improvements and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities.

        Upon election of Lessor, the Property shall thereafter be deemed to mean the land (and all easement areas appurtenant thereto) on which both Phase I and Phase II are located; and the Office Complex as that term is used herein shall be deemed to mean all buildings and improvements and personal property of Lessor used in connection with the operation or maintenance thereof and appurtenant parking facilities located on Phase I and Phase II.

        If Lessor so elects, upon redefinition of the terms "Property" and "Office Complex" as hereinabove described, the percentage set forth as "Lessee's Pro Rata Share of Excess Real Estate Taxes and Operating Expenses" in
Article II.F herein, shall be recomputed on the basis of the rentable area of the Premises compared to the rentable area of the Office Complex (as expanded) subject to adjustment on the basis of ninety-five percent (95%) of the total average rentable area of the Office Complex (as expanded) pursuant to said
Article II.F.

        In no event shall this Article be deemed to require Lessor to combine Phase I and Phase II as hereinabove allowed. Lessor shall retain the right to increase or decrease the size of Phase I or Phase II and make other changes to the Property and the legal description of the Office Complex in its sole discretion.

ARTICLE XXXV.  CAP ON INCREASE IN CONTROLLABLE OPERATING EXPENSES:
Notwithstanding anything to the contrary contained in Article II ("Additional Rent") of this Lease, the portion of Operating Expenses controllable by Lessor (excluding without limitation insurance premiums, costs of utilities and taxes) used to calculate Lessee's Pro rata Share of Excess Real Estate Taxes and Operating Expenses for each Lease Year shall not increase beyond an amount equal to one hundred five percent (105%), compounded annually, of the amount of such Operating Expenses during the prior Lease Year. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease based upon the number of such days of the term of this Lease during said Lease Year.

ARTICLE XXXVI. FIRST RIGHT OF OFFER: Subject to the terms and conditions set forth in this Article XXXVI, Lessor hereby grants to Lessee the first right ("First Right") to be offered by Lessor the opportunity to lease the approximately 1,100 rentable square feet of space shown as designated on Exhibit D attached hereto and incorporated herein by this reference. If, at any time while this First Right is in effect, Lessor should intend to lease such space to a third party tenant, then Lessor shall first offer to lease such space to Lessee. In the event Lessor offers to Lease such space to Lessee pursuant to this Article XXXVI, Lessee shall notify Lessor in writing within five (5) days of its receipt of Lessor's notice whether Lessee desires to offer to lease such space from Lessor. If Lessee notifies in writing within such five-day period that Lessee does not desire to lease such space, or if Lessee does not respond in writing to Lessor's notice within such five-day period, then, in either of the above instances, Lessor's obligations under this Article XXXVI shall automatically terminate and be of no further force or effect and Lessor shall thereafter be entitled to lease such space. If Lessee notifies Lessor in writing within such five-day period that Lessee desires to lease such space from Lessor, the parties shall thereafter negotiate for



                                   Exhibit C
                                 (Page 7 of 9)

Lessee's lease of the space from Lessor; provided, however, that if Lessor and Lessee fail to mutually agree upon the terms of Lessee's lease of such space and to execute a written amendment to this Lease within seven (7) days of the date of Lessee's receipt of written notice (which amendment shall contain the terms mutually agreed to by the parties for Lessee's lease of such space), then Lessor's obligations under this Article XXXVI shall automatically terminate and be of no further force or effect at the end of such seven-day period. Notwithstanding anything to the contrary contained in this Article XXXVI, in this event Lessee's First Right as set forth in this Article XXXVI is still in effect at the end of the initial five (5) year, zero (0) month term of this Lease, such First Right shall automatically terminate on the last day of the initial five (5) year, zero (0) month term of this Lease. The purpose of this
Article is to provide notice to Lessee so that Lessee may be in a position to offer to lease such space on a competitive basis with others, and, notwithstanding anything to the contrary contained in this Article XXXVI, nothing in this Article XXXVI shall be deemed to be an option or right of first refusal.

ARTICLE XXXVII. OPTION TO EXTEND: Lessee shall have the right, subject to the provisions hereinafter provided, to extend the term of this Lease for one (1) period of five (5) years, zero (0) months on the terms and provisions of this
Article XXXVII. Such five (5) year, zero (0) month renewal period is sometimes herein referred to as the "Renewal Term". The conditions of such Renewal Term shall be as follows:

     (a) That this Lease is in full force and effect and Lessee is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited in this Lease, at the time of exercise of the right of renewal, but Lessor shall have the right at its sole discretion to waive the non-default conditions herein.

     (b) That such Renewal Term shall be on the same terms, covenants and conditions as in this Lease; provided, however, the annual Base Rent for such Renewal Term shall be the fair market Base Rent rate for such space on the date such renewal term shall commence in relation to comparable (in quality, location and size) space located in Scottsdale, Arizona. The determination of such fair market Base Rent for the Premises shall be made no later than the date that is eight
          (8) months prior to commencement of the Renewal Term. Provided Lessee has properly elected to renew the term of this Lease, and if Lessor and Lessee fail to agree at least eight (8) months prior to commencement of the Renewal Term upon the fair market Base Rent of the Premises, the fair market Base Rent of the Premises shall be determined by appraisal in accordance with the provisions of Article XXXVIII ("Appraisal") hereof. Notwithstanding anything to the contrary contained in this Article, in no event shall the Base Rent of the Premises for the Renewal Term be less than the Base Rent (exclusive of temporary abatements) payable by Lessee under the terms of this Lease immediately prior to commencement of such Renewal Term.

     (c) That Lessee shall exercise its right to the Renewal Term provided herein, if at all, by notifying Lessor in writing of its election to exercise the right to renew the term of this Lease no later than nine
          (9) months prior to end of the initial five (5) year, zero (0) month term. Upon notification with respect to such


                                   Exhibit C
                                 (Page 8 of 9)
       renewal, and for a period of thirty (30) days thereafter, the parties hereto shall make a good faith effort to agree upon the fair market Base Rent of the Premises and for such Renewal Term. In the event that Lessor and Lessee fail to agree within the thirty-day time period set forth in this subparagraph (c), the fair market Base Rent of the Premises for such Renewal Term shall be determined by appraisal in the manner set forth in Article XXXVIII hereof. Any determination by appraisal or any agreement reached by the parties hereto with respect to such fair market Base Rent and resulting Base Rent of the Premises for such Renewal Term shall be expressed in writing and shall be executed by the parties hereto, and a copy thereof delivered to each of the parties.

ARTICLE XXXVIII. APPRAISAL: Within seven (7) days after the expiration of the period within which Lessor and Lessee were to reach agreement on the fair market Base Rent as provided in Article XXXVII, Lessor and Lessee shall mutually appoint an appraiser that has at least five (5) years full-time commercial appraisal experience and is a member of the American Institute of Real Estate Appraisers. If Lessor and Lessee are unable to agree upon an appraiser, either of the parties to this Lease, after giving five (5) days prior written notice to the other party, may apply to the then president of the Scottsdale Board of Realtors for the selection of an appraiser who meets the foregoing qualifications, which selection shall be made within fifteen (15) days. The appraiser selected by the president of the Board of Realtors shall be a person who has not previously acted in any capacity for either party, its affiliates or leasing agents and who meets the above experience qualifications. Lessor and Lessee shall each, within seven (7) days of the appointment (either by agreement or selection) of the appraiser, submit to the appraiser such parties' determination of the fair market Base Rent for purposes of Article XXXVII. Within twenty (20) days after the conclusion of the above-referenced seven-day period, the appraiser shall review each of the Lessor's and Lessee's submittals and shall review such other information as such appraiser shall deem necessary (a party may furnish the appraiser with any information it deems relevant) and shall determine which of the two submittals is the more reasonable. The appraiser shall immediately notify the parties of his or her selection, and such selection shall be the Base Rent of the Premises for the Renewal Term. If, upon the expiration of the above-referenced seven-day period, the appraiser shall have received one of the party's submittals as to the fair market Base Rent, but not both, the appraiser shall designate the submitted item as the Base Rent for the Renewal Term, and the appraiser shall immediately notify the parties of same. Notwithstanding the foregoing two sentences, in no event shall the Base Rent of the Premises for the Renewal Term be less than the Base Rent (exclusive of temporary abatements) payable by Lessee under the terms of this Lease immediately prior to commencement of such Renewal Term.

                                                                       Initials:

                                                               Lessor [Initials]
                                                               -----------------

                                                               Lessee [Initials]
                                                               -----------------

                                   Exhibit C
                                 (Page 9 of 9)

                                   EXHIBIT D


                           FIRST RIGHT OF OFFER SPACE


                                   Exhibit D
                                 (Page 1 of 1)